     As filed with the Securities and Exchange Commission on June 12, 2001
                                                      Registration No. 333-_____

================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                            SYNTROLEUM CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                       1350 South Boulder, Suite 1100               73-1565725
(State or other jurisdiction of              Tulsa, Oklahoma 74119                 (I.R.S. Employer
incorporation or organization)       (Address of Principal Executive Offices)     Identification No.)


                                 ____________

                     1993 STOCK OPTION AND INCENTIVE PLAN
                           (Full title of the plan)

                                 ____________

                                 Eric Grimshaw
                      Vice President and General Counsel
                            Syntroleum Corporation
                        1350 South Boulder, Suite 1100
                             Tulsa, Oklahoma 74119
                    (Name and address of agent for service)

                                (918) 592-7900
         (Telephone number, including area code, of agent for service)

                                 ____________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                             Proposed maximum     Proposed maximum
                                             Amount to be     offering price     aggregate offering         Amount of
   Title of securities to be registered       registered       per share (1)          price (1)          registration fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.....   2,420,200           $10.39             $25,145,878             $6,287
=============================================================================================================================

(1) Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the Common Stock reported on the Nasdaq National Market on June 12, 2001.

================================================================================

     This Registration Statement is being filed by Syntroleum Corporation (the "Company") pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 and the Post-Effective Amendment No. 1 thereto (Registration No. 333-64231) filed with the Securities and Exchange Commission on September 25, 1998 and June 17, 1999, respectively, are incorporated herein by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Eric Grimshaw, Vice President and General Counsel of the Company, Tulsa, Oklahoma. As of the date of this Registration Statement, Mr. Grimshaw owns options to purchase 120,097 shares of Common Stock, of which 40,097 are currently exercisable.

ITEM 8.  EXHIBITS.

      4.1   --   1993 Stock Option and Incentive Plan First Amendment and
                 Restatement.

      5.1   --   Opinion of Eric Grimshaw, Esq.

     23.1   --   Consent of Arthur Andersen LLP.

     23.2   --   Consent of Eric Grimshaw, Esq. (contained in Exhibit 5.1).

     24.1   --   Powers of Attorney (included on the signature page of the
                 Registration Statement).

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 12, 2001.

                                    SYNTROLEUM CORPORATION

                                    By:    /s/ Kenneth L. Agee
                                        ----------------------------------------
                                           Kenneth L. Agee
                                           Chief Executive Officer
                                           and Chairman of the Board


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. Agee, Randall M. Thompson and Eric Grimshaw, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either or both of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature                                  Title                                       Date
---------                                  -----                                       ----
   /s/ Kenneth L. Agee          Chief Executive Officer and                        June 12, 2001
------------------------------  Chairman of the Board
Kenneth L. Agee                 (Principal Executive Officer)


   /s/ Mark A. Agee             President, Chief Operating Officer and Director    June 12, 2001
------------------------------
Mark A. Agee


   /s/ Randall M. Thompson      Vice President and Chief Financial Officer         June 12, 2001
------------------------------  (Principal Financial Officer)
Randall M. Thompson


   /s/ Carla S. Covey           Controller                                         June 12, 2001
------------------------------  (Principal Accounting Officer)
Carla S. Covey


   /s/ Alvin R. Albe, Jr.       Director                                           June 12, 2001
------------------------------
Alvin R. Albe, Jr.


   /s/ Frank M. Bumstead        Director                                           June 12, 2001
------------------------------
Frank M. Bumstead


   /s/ Robert A. Day            Director                                           June 12, 2001
------------------------------
Robert A. Day

   /s/ P. Anthony Jacobs        Director                                             June 12, 2001
------------------------------
P. Anthony Jacobs


   /s/ Robert B. Rosene, Jr.    Director                                             June 12, 2001
------------------------------
Robert B. Rosene, Jr.


   /s/ James R. Seward          Director                                             June 12, 2001
------------------------------
James R. Seward

   /s/ J. Edward Sheridan       Director                                             June 12, 2001
------------------------------
J. Edward Sheridan

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

       4.1 -- 1993 Stock Option and Incentive Plan First Amendment and Restatement.

       5.1 --  Opinion of Eric Grimshaw, Esq.

     23.1  --  Consent of Arthur Andersen LLP.

     23.2  --  Consent of Eric Grimshaw, Esq. (contained in Exhibit 5.1).

     24.1 -- Powers of Attorney (included on the signature page of the Registration Statement).